UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2025

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BROOKLINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-23695	04-3402944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

131 Clarendon Street

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 425-4600

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.01 per share	BRKL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 25, 2025, Brookline Bancorp, Inc. (“Brookline”) and Berkshire Hills Bancorp, Inc. (“Berkshire”) announced that they have received the requisite regulatory approvals and waivers from the Board of Governors of the Federal Reserve System, New York State Department of Financial Services, Massachusetts Division of Banks, and the Rhode Island Department of Business, Banking necessary to complete their previously announced merger of equals (the “Merger”) , as well as the merger of Berkshire Bank, a wholly owned subsidiary of Berkshire, Bank Rhode Island, a wholly owned subsidiary of Brookline, and PCSB Bank, a wholly owned subsidiary of Brookline, with and into Brookline Bank, a wholly owned subsidiary of Brookline, with Brookline Bank as the surviving bank (the “Bank Mergers” and, together with the Merger, the “Proposed Transaction”). Brookline and Berkshire anticipate closing the Proposed Transaction on September 1, 2025, subject to the satisfaction of customary closing conditions. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Number	Description

99.1	Joint Press Release dated August 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKLINE BANCORP, INC.

Date: August 25, 2025	By:	/s/ Marissa S. Martin
Marissa S. Martin
General Counsel